UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






          Date of Report (Date of earliest event reported)  23 July 2002
                                                          ----------------




                        Air Products and Chemicals, Inc.
                        --------------------------------
               (Exact name of registrant as specified in charter)


                 Delaware                                1-4534                   23-1274455
----------------------------------------------  ----------------------   --------------------------
(State of other jurisdiction of incorporation) (Commission file number)  (IRS Identification number)


  7201 Hamilton Boulevard, Allentown, Pennsylvania              18195-1501
  --------------------------------------------------          --------------
    (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code  (610)481-4911
                                                   ----------------

Item 5. Other Events
--------------------

AIR PRODUCTS REPORTS THIRD QUARTER EARNINGS PER SHARE OF 63 CENTS
-----------------------------------------------------------------


LEHIGH VALLEY, Pa. (July 23, 2002) - Air Products and Chemicals, Inc. (NYSE:APD) today reported net income of $141 million, or diluted earnings per share (EPS) of $.63, for its third fiscal quarter ended June 30, 2002. Net income was up seven percent and diluted EPS was up five percent compared with prior year results of $132 million and $.60 per share.

Revenues of $1.37 billion declined five percent compared with the prior year. Excluding the impact of natural gas pass-through, acquisitions, divestitures and currency effects, sales increased two percent reflecting stronger chemicals volumes versus the prior year. Revenues improved five percent from last quarter, principally due to higher volumes.

The company's year-on-year quarterly improvement in net income and EPS was driven by significantly lower interest expense.

"We had a very good quarter," said Air Products Chairman and Chief Executive Officer, John P. Jones. "Our diluted EPS of 63 cents exceeded the guidance we provided last quarter. We also posted strong sequential improvement. Excluding special items from the prior quarter, EPS was up 17 percent, driven by stronger worldwide volumes in our electronics, merchant gases and performance chemicals businesses."

In the Industrial Gases segment, sales of $916 million declined 10 percent versus the prior year. Excluding natural gas pass-through, acquisitions, divestitures and currency effects, sales declined one percent. Operating income declined five percent versus the prior year due to the divestiture of the U.S. packaged gas business and higher plant maintenance costs. Asia delivered stronger results driven by higher volumes.

Sequentially, gases revenues were up three percent and operating income was up 12 percent. Electronics showed significant sequential improvement and posted a positive year-on-year sales increase for the first time since the second quarter of fiscal 2001.

In the Chemicals segment, sales of $385 million increased three percent, and operating income of $48 million increased 21 percent versus the prior year. This was due to higher performance chemicals volumes tied to end-market recovery and higher polyurethane intermediates volumes related to customer outages in the prior year.

Sequentially, performance chemicals strength continued but was offset by amines margin pressures and plant outages.

Equipment sales increased 27 percent over the prior year, and operating income was up due to higher activity in LNG heat exchangers and helium containers.

Regarding Air Products' outlook, Mr. Jones echoed general industry concerns regarding the pace of growth in the manufacturing economy for the September quarter.

"Our third quarter was encouraging, giving us confidence to reaffirm our full-fiscal year operating EPS guidance in the range of $2.32," he said. "However, the global economic situation remains particularly difficult to predict right now. We will continue to drive hard on the things we can control, positioning us to capitalize on the recovery and ensure the most attractive long-term growth prospects for our investors." Mr. Jones cited a few examples, including the company's recent acquisition of a majority interest in San Fu Chemical Company, Ltd., the largest industrial gas company in Taiwan, with 90 percent of its business serving the strategic, high-growth electronics and CPI markets; a new agreement with Motorola, Inc.'s Semiconductor Products Sector to collaborate on an advanced copper chemical mechanical planarization slurry for semiconductor processing; and recognition by the American Chemistry Council for achieving the best safety record in the category of total recordables among large-scale chemical manufacturers in the U.S. for 2001.

***NOTE: The forward-looking statements contained in this release are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions and demand for Air Products' goods and services during that time; competitive factors in the industries in which it competes; the ability to recover increased energy and raw material costs from customers; spikes in the pricing of natural gas; changes in government regulations; consequences of acts of terrorism impacting the United States' and other markets; the success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.

Please  review  the  attached   financial  tables,   including  the  Summary  of
Consolidated Financial Information:




                                                   AIR PRODUCTS AND CHEMICALS, INC.
                                             SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                                              (Unaudited)

(Millions of dollars, except per share)
------------------------------------------------------------------------------------------------------------------------------------
                                                      Three Months Ended                            Nine Months Ended
                                                            30 June                                      30 June
                                                   2002                2001                      2002                2001
------------------------------------------------------------------------------------------------------------------------------------
Sales                                         $1,374.0            $1,450.9               $4,003.2                $4,461.2
------------------------------------------------------------------------------------------------------------------------------------

Net Income:
     As reported                                $141.3              $132.3                 $381.1                  $362.5
     Exclusive of special items                 $141.3              $132.3                 $374.3(a)               $386.2(b)
------------------------------------------------------------------------------------------------------------------------------------

Basic Earnings Per Share:
     As reported                                   $.65                $.62                  $1.76                   $1.69
     Exclusive of special items                    $.65                $.62                  $1.73(a)                $1.80(b)
------------------------------------------------------------------------------------------------------------------------------------

Diluted Earnings Per Share:
     As reported                                   $.63                $.60                  $1.71                   $1.65
     Exclusive of special items                    $.63                $.60                  $1.68(a)                $1.76(b)
------------------------------------------------------------------------------------------------------------------------------------

Operating Return on Net Assets                                                               10.6%                   11.1%

Capital Expenditures                                                                       $508.0                  $538.5

Depreciation                                    $148.2              $141.9                 $423.9                  $433.6
------------------------------------------------------------------------------------------------------------------------------------

(a)  Excluded an after-tax gain of $25.7, or $.12 per share, on the sale of  U.S. packaged gas business and an after-tax charge of  $18.9, or $.09 per share, for a global cost reduction plan.

(b)  Excluded an after-tax charge of $20.0, or $.09 per share, for a global cost reduction plan and an after-tax charge of $3.7, or $.02 per share, for costs related to a litigation settlement.

                                           AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                                                         CONSOLIDATED INCOME
                                                              (Unaudited)

(Millions of dollars, except per share)
------------------------------------------------------------------------------------------------------------------------------
                                                          Three Months Ended                     Nine Months Ended
                                                               30 June                                30 June
                                                       2002               2001                2002                2001
------------------------------------------------------------------------------------------------------------------------------
SALES                                               $1,374.0           $1,450.9           $4,003.2            $4,461.2
COSTS AND EXPENSES
Cost of sales                                          976.7            1,039.3            2,856.1             3,239.9
Selling and administrative                             172.9              173.3              531.3               536.3
Research and development                                31.9               31.0               90.4                90.3
Other (income) expense, net                            (22.6)              (8.1)             (28.7)              (12.4)
------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                       215.1              215.4              554.1               607.1
Income from equity affiliates, net of                   17.7               21.8               56.4                59.6
   related expenses
Gain on sale of packaged gas business                   --                 --                 55.7                --
Interest expense                                        27.5               48.7               93.6               147.4
------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE TAXES AND MINORITY INTEREST              205.3              188.5              572.6               519.3
Income taxes                                            60.6               53.8              179.0               152.1
Minority interest (a)                                    3.4                2.4               12.5                 4.7
------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                            $141.3             $132.3             $381.1              $362.5
==============================================================================================================================
BASIC EARNINGS PER COMMON SHARE                          $.65               $.62              $1.76               $1.69
------------------------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER COMMON SHARE                        $.63               $.60              $1.71               $1.65
------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES (in           218.0              214.9              216.8               214.7
   millions)
------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON           224.7              220.5              222.7               219.1
   EQUIVALENT SHARES (in millions)
------------------------------------------------------------------------------------------------------------------------------
DIVIDENDS DECLARED PER COMMON SHARE - Cash               $.21               $.20               $.61                $.58
------------------------------------------------------------------------------------------------------------------------------


(a)      Minority interest primarily includes before-tax amounts.


                                         AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                                              (Unaudited)

(Millions of dollars)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 30 June
ASSETS                                                                               2002                       2001
------------------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                                                             $185.8                    $116.1
Trade receivables, less allowances for                                           933.4                     946.2
 doubtful accounts
Inventories and contracts in progress                                            451.1                     507.2
Other current assets                                                             210.7                     210.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                           1,781.0                   1,780.1
------------------------------------------------------------------------------------------------------------------------------------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO EQUITY AFFILIATES                   568.5                     511.9
PLANT AND EQUIPMENT, at cost                                                  10,562.1                  10,509.4
Less - Accumulated depreciation                                                5,413.8                   5,327.2
------------------------------------------------------------------------------------------------------------------------------------
PLANT AND EQUIPMENT, net                                                       5,148.3                   5,182.2
------------------------------------------------------------------------------------------------------------------------------------
GOODWILL                                                                         381.9                     333.3
------------------------------------------------------------------------------------------------------------------------------------
OTHER NONCURRENT ASSETS                                                          356.8                     411.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                  $8,236.5                  $8,218.8
====================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
Payables, trade and other                                                       $486.7                    $533.5
Accrued liabilities                                                              352.5                     287.0
Accrued income taxes                                                              64.7                       3.1
Short-term borrowings                                                             33.4                      85.9
Current portion of long-term debt                                                173.2                     286.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                                      1,110.5                   1,195.9
------------------------------------------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                                 2,007.4                   2,542.6
DEFERRED INCOME & OTHER NONCURRENT LIABLITIES                                    689.2                     510.1
DEFERRED INCOME TAXES                                                            779.2                     833.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                              4,586.3                   5,081.8
------------------------------------------------------------------------------------------------------------------------------------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES                                       126.5                     118.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                                     3,523.7                   3,018.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                    $8,236.5                  $8,218.8
====================================================================================================================================


                                       AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                                                 CONDENSED CONSOLIDATED CASH FLOWS
                                                            (Unaudited)
(Millions of dollars)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Nine Months Ended
                                                                                                         30 June
                                                                                          2002                        2001
------------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
 Net Income                                                                          $381.1                       $362.5
 Adjustments to reconcile income to cash provided by operating activities:
   Depreciation                                                                       423.9                        433.6
   Deferred income taxes                                                               30.8                         26.5
   Undistributed earnings of unconsolidated affiliates                                (33.2)                       (45.2)
   Gain on sale of assets and investments                                             (66.6)                         1.2
   Other                                                                               12.1                        (19.0)
 Working capital changes that provided (used) cash,
   excluding effects of acquisitions and divestitures:
   Trade receivables                                                                  (16.8)                         8.5
   Inventories and contracts in progress                                               15.9                        (33.2)
   Payables, trade and other                                                          (39.2)                       (38.1)
   Other                                                                               16.7                         (8.4)
------------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                                 724.7                        688.4
------------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
   Additions to plant and equipment (a)                                              (459.8)                      (510.1)
   Investment in and advances to unconsolidated affiliates                            (35.2)                       (27.8)
   Acquisitions, less cash acquired                                                   (10.3)                        --
   Proceeds from sale of assets and investments                                       283.7                         42.4
   Other                                                                                6.3                         30.1
------------------------------------------------------------------------------------------------------------------------------------
CASH USED FOR INVESTING ACTIVITIES                                                   (215.3)                      (465.4)
------------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
   Long-term debt proceeds                                                             43.6                        120.5
   Payments on long-term debt                                                        (174.1)                       (42.1)
   Net decrease in commercial paper and short-term borrowings                        (229.6)                      (157.4)
   Purchase of treasury stock                                                           --                         (75.0)
   Dividends paid to shareholders                                                    (129.8)                      (122.2)
   Issuance of stock for options and award plans                                       96.4                         77.6
------------------------------------------------------------------------------------------------------------------------------------
CASH USED FOR FINANCING ACTIVITIES                                                   (393.5)                      (198.6)
------------------------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash                                                 3.7                         (2.4)
------------------------------------------------------------------------------------------------------------------------------------
Increase in Cash and Cash Items                                                       119.6                         22.0
Cash and Cash Items - Beginning of Year                                                66.2                         94.1
------------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Items - End of Period                                                  $185.8                       $116.1
====================================================================================================================================


     (a)  Excludes  capital  lease  additions  of $2.7 and $.6 in 2002 and 2001, respectively.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(Millions of dollars, except per share)

The company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," on 1 October 2001. As required by SFAS No. 142, the company performed an impairment test on goodwill as of 1 October 2001, which indicated no impairment of goodwill. As of 1 October 2001, the company is no longer amortizing goodwill, including goodwill associated with investments in equity affiliates. Goodwill amortization in 2001 was $14.8 on an after-tax basis, or $.07 per share. Goodwill amortization for the three and nine months ended 30 June 2001 was $3.6 and $11.0, on an after-tax basis, or $.02 and $.05 per share, respectively.

On 28 February 2002, the company completed the sale of the majority of its U.S. packaged gas business, excluding the electronic gases and magnetic resonance imaging related helium operations, to Airgas, Inc. (Airgas). This sale included approximately 100 facilities in 30 states associated with the filling and distribution of cylinders, liquid dewars, tube trailers, and other containers of industrial gases and non-electronic specialty gases, and the retail selling of welding hardgoods, including customer service centers, warehouses, and other related assets. The company also sold its packaged gas operations in the Carolinas and in Southern Virginia to National Welders Supply Company, Inc., a joint venture between Airgas and the Turner family of Charlotte, N.C. The assets sold generated $240 in revenues in 2001 with a modest contribution to operating income. For the five months ended 28 February 2002, the revenues were approximately $100 also with a modest contribution to operating income. These facilities employed 1,200 people. The proceeds from these transactions were $254.5. The results for the nine months ended 30 June 2002 included a gain of $55.7 ($25.7 after-tax, or $.12 per share).

The results for the nine months ended 30 June 2002 included a charge of $30.8 ($18.9 after-tax, or $.09 per share) for a global cost reduction plan including packaged gas divestiture related reductions. The plan included 333 position eliminations, resulting in a charge of $27.1 for severance and pension related benefits. A charge of $3.7 was recognized for asset impairments related to the planned sale or closure of two small chemicals facilities. The restructuring charges included in cost of sales, selling and administrative, research and development, and other expense were $13.4, $14.1, $.4, and $2.9, respectively.

Income from equity affiliates contributed $.08 and $.09 to diluted earnings per share for the three months ended 30 June 2002 and 2001, respectively. Income from equity affiliates contributed $.24 and $.25 to diluted earnings per share for the nine months ended 30 June 2002 and 2001, respectively.

The results for the nine months ended 30 June 2001 included a charge of $30.9 ($20.0 after-tax, or $.09 per share) for a global cost reduction plan. The plan included 311 position eliminations, resulting in a charge of $22.4 for severence and termination benefits. A charge of $8.5 was recognized for asset impairments and other related restructuring costs. The restructuring charges included in cost of sales, selling and administrative, and other expense were $14.4, $9.4, and $7.1, respectively. The results for the nine months ended 30 June 2001 also included a charge of $6.0 ($3.7 after-tax, or $.02 per share) related to a litigation settlement.

In July 2002, the company increased its ownership in San Fu Chemical Company, Ltd. (San Fu) from 48% to 70%. Since 1987, the company has had a joint venture arrangement with San Fu, the largest industrial gas company in Taiwan. San Fu is a full service industrial gas and chemical company with a broad product portfolio supplying specialty gases, electronic piping and equipment, liquid/bulk gases, pipeline/on-site gases and chemicals to the Taiwan marketplace. For the nine months ended 30 June 2002, San Fu had revenues of approximately $153. This investment is consistent with the company's strategy of investing in growth markets (Asia) and industries (electronics) and will provide a stronger foundation for growth in both Taiwan and China.

As of 30 June 2002, the company accounted for its investment in San Fu using the equity method. In July 2002, the company obtained control through the acquisition of an additional 22% of the outstanding shares at a cost of $106. As part of this transaction, put options have been issued which give other shareholders the right to sell San Fu stock to the company at market price when exercised. The options are effective from January 2005 thru January 2015 and allow for the sale of all stock owned by other shareholders to the company.

                                              AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                                                   SUMMARY BY BUSINESS SEGMENTS
                                                            (Unaudited)

Business segment information is shown below:

------------------------------------------------------------------------------------------------------------------------------------
(Millions of dollars)                                    Three Months Ended                         Nine Months Ended
                                                              30 June                                    30 June
                                                      2002                2001                2002                   2001
------------------------------------------------------------------------------------------------------------------------------------
Revenues from external customers
  Gases                                             $915.7            $1,018.9            $2,706.6             $3,125.0
  Chemicals                                          385.4               374.7             1,092.5              1,158.3
  Equipment                                           72.9                57.3               204.1                177.9
------------------------------------------------------------------------------------------------------------------------------------
  Segment Totals                                   1,374.0             1,450.9             4,003.2              4,461.2
------------------------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                             $1,374.0            $1,450.9            $4,003.2             $4,461.2
------------------------------------------------------------------------------------------------------------------------------------

Operating income
  Gases                                             $166.7              $175.2              $441.2               $523.4
  Chemicals                                           47.9                39.7               130.4                 95.2
  Equipment                                            5.7                 2.7                11.7                  7.3
-----------------------------------------------------------------------------------------------------------------------------------
  Segment Totals                                     220.3               217.6               583.3                625.9
-----------------------------------------------------------------------------------------------------------------------------------
  Corporate research and development and              (5.2)               (2.2)              (29.2)               (18.8)
    other
    income (expense)

-----------------------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                               $215.1              $215.4              $554.1               $607.1
-----------------------------------------------------------------------------------------------------------------------------------

Operating income (excluding special items)
  Gases                                             $166.7              $175.2              $467.4(a)            $549.7(c)
  Chemicals                                           47.9                39.7               135.0(b)              99.8(d)
  Equipment                                            5.7                 2.7                11.7                  7.3
-----------------------------------------------------------------------------------------------------------------------------------
  Segment Totals                                     220.3               217.6               614.1                656.8
-----------------------------------------------------------------------------------------------------------------------------------
  Corporate research and development and              (5.2)               (2.2)              (29.2)               (12.8)(e)
    other
    income (expense)
-----------------------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                               $215.1              $215.4              $584.9               $644.0
-----------------------------------------------------------------------------------------------------------------------------------

Equity affiliates' income
  Gases                                              $14.4               $17.8               $46.5                $53.1
  Chemicals                                            3.4                 3.7                 8.5                  5.2
  Equipment                                            (.1)                 .4                 1.4                  1.3
-----------------------------------------------------------------------------------------------------------------------------------
  Segment Totals                                      17.7                21.9                56.4                 59.6
-----------------------------------------------------------------------------------------------------------------------------------
  Other                                               --                   (.1)               --                   --
-----------------------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                                $17.7               $21.8               $56.4                $59.6
-----------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
(Millions of dollars)
                                                                                                         30 June
                                                                                              2002                   2001
------------------------------------------------------------------------------------------------------------------------------------

Identifiable assets (f)
  Gases                                                                                  $5,771.1             $5,926.0
  Chemicals                                                                               1,399.3              1,404.5
  Equipment                                                                                 202.4                206.8
------------------------------------------------------------------------------------------------------------------------------------
  Segment Totals                                                                          7,372.8              7,537.3
------------------------------------------------------------------------------------------------------------------------------------
  Corporate assets                                                                          295.2                169.6
------------------------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                                                                    $7,668.0             $7,706.9
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Twelve Months Ended
                                                                                                      30 June
                                                                                           2002                2001
------------------------------------------------------------------------------------------------------------------------------------
ORONA (f)
  Gases                                                                                      11.1%                12.6%
  Chemicals                                                                                  12.7%                 9.1%
  Equipment                                                                                   8.1%                 6.2%
------------------------------------------------------------------------------------------------------------------------------------
  Segment Totals                                                                             11.3%                11.7%
------------------------------------------------------------------------------------------------------------------------------------
  Consolidated Totals                                                                        10.6%                11.1%
------------------------------------------------------------------------------------------------------------------------------------



(a)  The results for the nine months ended 30 June 2002 excluded a cost reduction charge of  $26.2.

(b)  The results for the nine months ended 30 June 2002 excluded a cost reduction charge of  $4.6.

(c)  The results for the nine months ended 30 June 2001 excluded a cost reduction charge of  $26.3.

(d)  The results for the nine months ended 30 June 2001 excluded a cost reduction charge of  $4.6.

(e)  The results for the nine months ended 30 June 2001 excluded a litigation settlement charge of $6.0.

(f)  Operating return on net assets (ORONA) is calculated as the rolling four quarter sum of operating income divided by the rolling five quarter average of total assets less investments in equity affiliates (identifiable assets).  The ORONA calculation excluded all special items impacting operating income.

                                         AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                                                   SUMMARY BY GEOGRAPHIC REGIONS
                                                            (Unaudited)


(Millions of dollars)
------------------------------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended                        Nine Months Ended
                                                              30 June                                  30 June
                                                     2002                2001                 2002                 2001
------------------------------------------------------------------------------------------------------------------------------------
Revenues from external customers
  United States                                    $845.8              $958.0             $2,503.6             $2,970.1
  Canada                                             28.5                31.2                 80.6                 90.5
------------------------------------------------------------------------------------------------------------------------------------
      Total North America                           874.3               989.2              2,584.2              3,060.6
------------------------------------------------------------------------------------------------------------------------------------
  United Kingdom                                    122.4               115.7                341.3                353.8
  Spain                                              89.2                79.5                250.9                236.6
  Other Europe                                      173.8               151.0                506.2                458.5
------------------------------------------------------------------------------------------------------------------------------------
       Total Europe                                 385.4               346.2              1,098.4              1,048.9
------------------------------------------------------------------------------------------------------------------------------------
  Asia                                               88.1                84.0                240.1                253.7
  Latin America                                      26.1                31.4                 80.3                 97.8
  All Other                                            .1                  .1                   .2                   .2
------------------------------------------------------------------------------------------------------------------------------------
Total                                            $1,374.0            $1,450.9             $4,003.2             $4,461.2
------------------------------------------------------------------------------------------------------------------------------------


Note:  Geographic information is based on country of origin. The Other Europe segment operates principally in France, Germany, Netherlands, and Belgium.

Media  Inquiries:
-----------------
        Elizabeth L. Klebe,  tel: (610)  481-4697;  e-mail: klebeel@apci.com
                                                            ----------------

Investor Inquiries:
-------------------
        Alexander W. Masetti, tel: (610) 481-7461; email: masettaw@apci.com
                                                          -----------------

Item 9.  Regulation FD Disclosure
---------------------------------


The Q3 earnings teleconference following the earnings release which started at 11:00 a.m. EDST on July 23, 2002 can be accessed by listening on the Company's web site at http://www.airproducts.com/fin/quarterly.htm. Recordings of the earnings teleconference and copies of the slides used will continue to be available at the above web address until 11:59 p.m. EDST on July 30, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Air Products and Chemicals, Inc.
                                           --------------------------------
                                           (Registrant)





Dated:  25 July 2002                  By:       /s/ John R. Owings
                                          -------------------------------------
                                                  John R. Owings
                                      Vice President and Chief Financial Officer


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